Poly Announces Third Quarter Fiscal Year 2021 Financial Results

Delivers Strong Revenue and Profitability Driven by Record Professional Headset and Video Revenues as Long-Term Trends Toward Remote Work and Video Collaboration Accelerate

New Products, Partnerships, and Distribution Strategies Target Post-Pandemic Environment and Evolving Purchasing Patterns

Improved Operational Execution Drives Solid Operating Cash Flow

SANTA CRUZ, Calif., - February 4, 2021 - Poly (NYSE: PLT), a global outfitter of professional-grade audio and video technology, today announced third quarter results for the period ended December 26, 2020.

Highlights for the third quarter include:

•Poly posted record Professional Headset and Video revenues, with unit shipments more than doubling in each category year over year, reflecting the massive shift in the way work is done, where work is done, and the importance of reliable, high-fidelity connectivity.

•The Company announced the Poly Studio P Series, a new family of sophisticated prosumer video solutions, addressing the growing need for tools that allow professionals to work from anywhere, connect easily using any platform, and enjoy enterprise-grade service and support.

•The Company also announced Poly Lens Desktop App and Poly+. Poly Lens provides insights and management capabilities for voice, video, and headsets under a single pane of glass, while Poly+ is a personal device service providing 24/7 tech-support, overnight replacement, and advanced troubleshooting tools.

•Microban and Poly announced an exclusive relationship in which Microban’s antimicrobial technology will be incorporated into Poly high-touch collaboration devices.

•Ongoing operational and turnaround efforts continue to show momentum and bottom-line results. Key additions have been made to the executive leadership team, including the appointments of Grant Hoffman as EVP Chief Supply Chain Officer, Gloria Loredo as Chief Transformation Officer, Lisa Bodensteiner as EVP Chief Legal and Compliance Officer and Corporate Secretary, and John Goodwin as SVP, Public Affairs.

•The Company generated $31M in operating cash flow, retired $12M of debt, and ended the quarter with $245M in cash and short-term investments, setting the stage for continued de-levering.

"We believe the end markets for professional-grade communications gear have permanently expanded, because work is no longer a place, it’s what you do,” said Dave Shull, Poly President and Chief Executive Officer. “In a world less dependent on being in the same room, but still demanding live interaction, the importance of pro-grade, easy-to-use technology that offers a superior remote experience is paramount. Poly is a company built on connecting people. And customers are responding because we offer superior products and services.”

“We continue to operate with a sense of urgency as it relates to improving our operations,” said Chuck Boynton, Executive Vice President and Chief Financial Officer. “We’ve taken concrete steps to control costs, make disciplined investments in new products, and balance supply chain exposures. And we’re seeing that tactical execution reflected in this quarter’s results. In particular, the strong profitability and cash flow we posted today allows us to accelerate de-levering, as debt reduction remains a top priority.”

($ Millions, except percent and per-share data)[1]	Q3 FY21	Q3 FY20	YTD FY21	YTD FY20
GAAP Revenue	$485	$384	$1,251	$1,294
GAAP Gross Margin	46.8%	37.4%	45.0%	43.5%
GAAP Operating Income / (Loss)	$29	($77)	($22)	($111)
GAAP Diluted EPS	$0.48	($1.97)	($1.67)	($3.78)
Cash Flow from Operations	$31	($17)	$71	$16

Non-GAAP Revenue	$488	$392	$1,264	$1,322
Non-GAAP Gross Margin	50.7%	49.4%	49.9%	52.7%
Non-GAAP Operating Income	$90	$31	$186	$198
Non-GAAP Diluted EPS	$1.47	$0.30	$2.75	$2.85
Adjusted EBITDA	$100	$43	$216	$234

1 For further information on supplemental non-GAAP metrics refer to the Use of Non-GAAP Financial Information and Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures sections below.

Results Compared to October 29, 2020 Guidance

	Q3 FY21 Results	Q3 FY21 Guidance Range[2]
GAAP Net Revenue	$485M	$417M - $447M
Non-GAAP Net Revenue	$488M	$420M - $450M
Adjusted EBITDA	$100M	$70M - $80M
Non-GAAP Diluted EPS	$1.47	$0.85 - $1.05

2The non-GAAP revenue guidance range shown here excludes the $3.3 million impact of purchase accounting related to recording deferred revenue at fair value at the time of the acquisition.

Business Outlook

The following statements are based on the Company's current expectations, and many of these statements are forward-looking. Actual results are subject to a variety of risks and uncertainties and may differ materially from the Company's expectations. Please refer to the Forward Looking Statements Safe Harbor section of this press release below.

The following represents the expected range of financial results for the fiscal fourth quarter of 2021 (all amounts assume currency rates remain stable):

Q4 FY21 Guidance
GAAP Net Revenue	$438M - $468M
Non-GAAP Revenue	$440M - $470M
Adjusted EBITDA[1]	$70M - $80M
Non-GAAP Diluted EPS[1,2]	$0.80 - $1.00

1 Q4 Adjusted EBITDA and non-GAAP diluted EPS guidance excludes estimated intangibles amortization expense of $30.4 million. With respect to adjusted EBITDA and diluted EPS guidance, the Company has determined that it is unable to provide quantitative reconciliations of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures with a reasonable degree of confidence in their accuracy without unreasonable effort, as items including stock based compensation, litigation gains and losses, and impacts from discrete tax adjustments and tax laws are inherently uncertain and depend on various factors, many of which are beyond the Company's control.

2 Non-GAAP diluted EPS guidance assumes approximately 43 million diluted average weighted shares and a non-GAAP effective tax rate of 12% to 14%. There are several discreet tax items, which if resolved in the quarter, may favorably impact the GAAP and non-GAAP tax rates. The timing and magnitude of these items is difficult to predict. As a result, the Company has provided a non-GAAP effective tax rate range exclusive of these items.

Conference Call and Earnings Presentation

Poly is providing an earnings presentation in combination with this press release. The presentation is offered to provide shareholders and analysts with additional detail for analyzing results. The presentation will be available in the Investor Relations section of our corporate website at investor.poly.com along with this press release. A reconciliation of our GAAP to non-GAAP results is provided at the end of this press release.

We have scheduled a webcast to discuss third quarter fiscal year 2021 financial results. The webcast will take place today, February 4, 2021, at 2:00 PM (Pacific Time). All interested investors and potential investors in Poly stock are invited to join. To listen to the webcast, please access the webcast link from our Investor Relations website at investor.poly.com.

A replay of the webcast will be available shortly after its conclusion and can be accessed from our Investor Relations website at investor.poly.com.

Forward Looking Statements Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to our intentions, beliefs, projections, outlook, analyses or current expectations that are subject to many risks and uncertainties. Such forward-looking statements and the associated risks and uncertainties include, but are not limited to: (i) our beliefs with respect to the length and severity of the COVID-19 (coronavirus) outbreak, and its impact across our businesses, our operations and global supply chain, including (a) our expectations the virus has caused and will continue to cause an increase in customer and partner demand for our product lines, including increased demand in collaboration endpoints, and our ability to design new product offerings to meet the change in demand due to a global hybrid work environment; (b) risks related to increased freight and other costs associated with expediting shipment and delivery of high-demand products to key markets in order to meet customer demand, (c) our inability to source component parts from key suppliers in sufficient quantities necessary to meet the high demand for certain product lines, including our Enterprise Headsets and continued uncertainty and potential impact on future quarters if sourcing constraints continue and/or price volatility occurs, which could continue to negatively affect our profitability and/or market share; (d) expectations related to our voice product lines, as well as our services attachment rate for such products, which have been, and may continue to be, negatively impacted as companies have delayed returning their workforces to offices in many countries due to the continued impact of COVID-19; (e) expectations related to our ability to fulfill the backlog generated by supply constraints, to timely supply the number of products to fulfill current and future customer demand, including expectations that our manufacturing facility in Tijuana, Mexico will continue production at the capacity necessary to meet such demand; (f) the impact of the virus on our distribution partners, resellers, end-user customers and our production facilities, including our ability to obtain alternative sources of supply if our production facility or other suppliers are impacted by future shutdowns; (g) the impact if global or regional economic conditions deteriorate further, on our customers and/or partners, including increased demand for pricing accommodations, delayed payments, delayed deployment plans, insolvency or other issues which may increase credit losses; (h) risks related to restrictions or delays in global return to worksites as a result of COVID-19, which continues to impact our employees and our customers worldwide, which has negatively impacted our voice product lines for the quarter, and restricted customer engagement; and (i) the complexity of the forecast analysis and the design and operation of internal controls; and (ii) our belief that we can manufacture or supply products in a timely manner to satisfy perishable demand; (iii) expectations related to our customers’ purchasing decisions and our ability to pivot quickly enough and/or match product production to demand, particularly given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges; (iv) risks associated with significant and/or abrupt changes in product demand which increases the complexity of management’s evaluation of potential excess or obsolete inventory; (v) risks associated with the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers; (vi) risks associated with the potential interruption in the supply of sole-sourced critical components, our ability to move to a dual-source model, and the continuity of component supply at costs consistent with our plans, which has negatively impacted us in the quarter and may continue to impact our ability to timely supply product to meet our customer demand; (vii) expectations related to our services segment revenues, particularly as we introduce new generation, less complex, product solutions, or as companies shift from on premises to work from home options for their workforce, which may result in decreased demand for our professional, installation and/or managed service offerings; (viii) expectations that our current cash on hand, additional cash generated from operations, together with sources of cash through our credit facility, either alone or in combination with our election to suspend our dividend payments, will meet our liquidity needs during and following the unknown duration and impact of the COVID-19 pandemic; (ix) expectations relating to our ability to generate sufficient cash flow from operations to meet our debt covenants and timely repay all principal and interest amounts drawn under our credit facility as they become due; (x) risks associated with our channel partners’ sales reporting, product inventories and product sell through since we sell a significant amount of products to channel partners who maintain their own inventory of our products; (xi) our efforts to execute to drive sales and sustainable profitable revenue growth, to improve our profitability and cash flow, and accelerate debt reduction and de-levering; (xii) our expectations for new products launches, the timing of their releases and their expected impact on future growth and on our existing products; (xiii) our belief that our Partner Program and/or our product management and personal device services, including Poly Lens and/or Poly+ will drive growth and profitability for both us and our partners through the sale of our product, services and solutions; (xiv) risks associated with forecasting sales and procurement demands, which are inherently difficult, particularly with continuing uncertainty in regional and global economic conditions; (xv) uncertainties attributable to currency fluctuations, including fluctuations in foreign exchange rates and/or new or greater tariffs on our products; (xvi) our expectations regarding our ability to control costs, streamline operations and successfully implement our various cost-reduction activities and realize anticipated cost savings under such cost-reduction initiatives; (xvii) expectations relating to our quarterly and annual earnings guidance, particularly as economic uncertainty, including, without limitation, uncertainty related to the continued impact of COVID-19, the macro-economic and political climate and other external factors, puts further pressure on management judgments used to develop forward looking financial guidance and other prospective financial information; (xviii) expectations related to GAAP and non-GAAP financial results for the fourth quarter and full Fiscal Year 2021, including net revenues, adjusted EBITDA, tax rates, intangibles amortization, diluted weighted average shares outstanding and diluted EPS; (xix) our expectations of the impact of the acquisition of Polycom as it relates to our strategic vision and additional market and strategic partnership opportunities for our combined hardware, software and services offerings; (xx) our beliefs regarding the UC&C market, market dynamics and opportunities, and customer and partner behavior as well as our position in the market, including risks associated with the potential failure of our UC&C solutions to be adopted with the breadth and speed we anticipate; (xxi) our belief that the increased adoption of certain technologies and our open architecture approach has and will continue to increase demand for our solutions; (xxii) expectations related to the micro and macro-economic conditions in our domestic and international markets and their impact on our future business; (xxiii) our forecast and estimates with respect to tax matters, including expectations with respect to utilizing our deferred tax assets; (xxiv) our expectations related to building strategic alliances and key partnerships with providers of collaboration tools and platforms to drive revenue growth and market share; and (xxv) our expectations regarding pending and potential future litigation, in addition to other matters discussed in this press release that are not purely historical data. Such forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements.

We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 8, 2020 and other filings with the Securities and Exchange Commission, as well as recent press releases.

About Poly

Poly (NYSE: PLT) creates premium audio and video products so you can have your best meeting -- anywhere, anytime, every time. Our headsets, video and audio-conferencing products, desk phones, analytics software and services are beautifully designed and engineered to connect people with incredible clarity. They’re pro-grade, easy to use and work seamlessly with all the best video and audio conferencing services. With Poly (Plantronics, Inc. – formerly Plantronics and Polycom), you’ll do more than just show up, you’ll stand out. For more information visit www.Poly.com.

Poly and the propeller design are trademarks of Plantronics, Inc. All other trademarks are the property of their respective owners.

INVESTOR CONTACT: Mike Iburg Vice President, Investor Relations (831) 458-7533	MEDIA CONTACT: Edie Kissko Vice President, Corporate Communications (213) 369-3719

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	December 26,	December 28,	December 26,	December 28,
	2020	2019	2020	2019
Net revenues:
Net product revenues	$420,711	$316,633	$1,059,846	$1,094,515
Net services revenues	63,974	67,838	191,529	199,432
Total net revenues	484,685	384,471	1,251,375	1,293,947
Cost of revenues:
Cost of product revenues	236,842	220,469	622,718	658,408
Cost of service revenues	21,186	20,156	64,921	72,976
Total cost of revenues	258,028	240,625	687,639	731,384
Gross profit	226,657	143,846	563,736	562,563
Gross profit %	46.8%	37.4%	45.0%	43.5%
Operating expenses:
Research, development, and engineering	54,150	53,769	156,327	170,708
Selling, general, and administrative	129,641	144,978	361,892	457,004
(Gain) loss, net from litigation settlements	—	—	17,561	(1,162)
Restructuring and other related charges	13,977	21,724	49,477	47,096
Total operating expenses	197,768	220,471	585,257	673,646
Operating income (loss)	28,889	(76,625)	(21,521)	(111,083)
Operating income (loss) %	6.0%	(19.9)%	(1.7)%	(8.6)%

Interest expense	(18,417)	(22,533)	(58,182)	(70,262)
Other non-operating income, net	2,596	967	4,188	675
Income (loss) before income taxes	13,068	(98,191)	(75,515)	(180,670)
Income tax benefit	(7,045)	(19,708)	(7,208)	(31,406)
Net income (loss)	$20,113	$(78,483)	$(68,307)	$(149,264)

% of net revenues	4.1%	(20.4)%	(5.5)%	(11.5)%

Earnings (loss) per common share:
Basic	$0.49	$(1.97)	$(1.67)	$(3.78)
Diluted	$0.48	$(1.97)	$(1.67)	$(3.78)

Shares used in computing earnings (loss) per common share:
Basic	41,252	39,784	40,894	39,535
Diluted	42,184	39,784	40,894	39,535

Effective tax rate	(53.9)%	20.1%	9.6%	17.4%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands)

UNAUDITED CONSOLIDATED BALANCE SHEETS
	December 26,	March 28,
	2020	2020
ASSETS
Cash and cash equivalents	$230,065	$213,879
Short-term investments	15,280	11,841
Total cash, cash equivalents, and short-term investments	245,345	225,720
Accounts receivable, net	315,477	246,835
Inventory, net	190,468	164,527
Other current assets	62,996	47,946
Total current assets	814,286	685,028
Property, plant, and equipment, net	143,489	165,858
Goodwill	796,216	796,216
Purchased intangibles, net	372,047	466,915
Deferred tax and other assets	152,684	143,157
Total assets	$2,278,722	$2,257,174
LIABILITIES AND STOCKHOLDERS' DEFICIT
Accounts payable	$165,958	$102,159
Accrued liabilities	401,283	373,666
Total current liabilities	567,241	475,825
Long-term debt, net of issuance costs	1,576,998	1,621,694
Long-term income taxes payable	90,980	98,319
Other long-term liabilities	156,524	144,152
Total liabilities	2,391,743	2,339,990
Stockholders' deficit	(113,021)	(82,816)
Total liabilities and stockholders' deficit	$2,278,722	$2,257,174

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	December 26,	December 28,	December 26,	December 28,
	2020	2019	2020	2019
Cash flows from operating activities
Net income (loss)	$20,113	$(78,483)	$(68,307)	$(149,264)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,510	57,556	124,881	172,630
Amortization of debt issuance cost	1,302	1,340	3,962	4,062
Stock-based compensation	11,486	13,902	31,104	41,499
Deferred income taxes	(11,317)	(17,369)	(15,373)	(62,436)
Provision for excess and obsolete inventories	3,609	13,394	12,767	19,076
Restructuring charges	13,977	21,725	49,477	47,096
Cash payments for restructuring charges	(4,335)	(6,936)	(28,794)	(29,885)
Other operating activities	(2,838)	(5,694)	(6,000)	3,201
Changes in assets and liabilities:
Accounts receivable, net	(79,066)	30,856	(71,439)	34,634
Inventory, net	(12,391)	6,264	(39,941)	(49,320)
Current and other assets	(9,301)	14,790	(15,246)	24,142
Accounts payable	29,562	(45,600)	62,454	(10,690)
Accrued liabilities	24,504	(15,212)	47,529	(46,906)
Income taxes	5,077	(7,744)	(15,925)	18,516
Cash provided by (used in) operating activities	$30,892	$(17,211)	$71,149	$16,355

Cash flows from investing activities
Proceeds from sale of investments	667	7	667	177
Purchase of investments	(156)	(166)	(394)	(972)
Capital expenditures	(5,872)	(7,724)	(16,753)	(16,984)
Proceeds from sale of property and equipment	—	2,142	1,900	2,142
Cash used for investing activities	$(5,361)	$(7,883)	$(14,580)	$(15,637)

Cash flows from financing activities
Employees' tax withheld and paid for restricted stock and restricted stock units	(144)	(388)	(3,193)	(9,669)
Proceeds from issuances under stock-based compensation plans	—	1	5,731	6,617
Proceeds from revolving line of credit	—	—	50,000	—
Repayments of revolving line of credit	—	—	(50,000)	—
Repayments of long-term debt	(11,417)	—	(46,980)	(25,000)
Payment of cash dividends	—	(5,988)	—	(17,910)
Cash used for financing activities	$(11,561)	$(6,375)	$(44,442)	$(45,962)
Effect of exchange rate changes on cash and cash equivalents	2,194	1,848	4,059	(444)
Net increase (decrease) in cash and cash equivalents	16,164	(29,621)	16,186	(45,688)
Cash and cash equivalents at beginning of period	213,901	186,442	213,879	202,509
Cash and cash equivalents at end of period	$230,065	$156,821	$230,065	$156,821

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, including non-GAAP net revenues, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, adjusted EBITDA, and non-GAAP diluted EPS. These non-GAAP measures are adjusted from the most directly comparable GAAP measures to exclude certain non-cash transactions and activities that are not reflective of our ongoing core operations as further described below. We believe the use of each of these non-GAAP measures provides meaningful supplemental information in assessing our operating performance and liquidity across reporting periods on a consistent basis and are used by management in evaluating financial performance and in strategic planning. These non-GAAP measures may differ from those used by other companies and are not intended to be considered in isolation of, or as a substitute for, financial results prepared in accordance with GAAP.

Non-GAAP Adjustments

•Purchase accounting amortization: Represents the amortization of purchased intangible assets recorded in connection with the acquisition of Polycom on July 2, 2018.

•Deferred revenue purchase accounting: Represents the impact of fair value purchase accounting adjustments related to deferred revenue recorded in connection with the acquisition of Polycom on July 2, 2018. The Company's deferred revenue primarily relates to Service revenue associated with non-cancelable maintenance support on hardware devices which are typically billed in advance and recognized ratably over the contract term as those services are delivered. This adjustment represents the amount of additional revenue that would have been recognized during the period absent the write-down to fair value required under purchase accounting guidelines.

•Consumer optimization: Represents charges related to inventory reserves and supplier liabilities for excess and obsolete inventory incurred in connection with the Company's strategic action to optimize its Consumer product portfolio.

•Stock compensation expense: Represents the non-cash expense associated with the Company's issuance of common stock and share-based awards to employees and non-employee directors.

•Restructuring and other related charges: The Company incurs costs associated with restructuring plans and reorganization actions aimed at improving the Company’s overall cost structure and realigning resources consistent with its global strategy. These costs are not reflective of ongoing operations and are primarily associated with reductions in the Company’s workforce, facility related charges due to the closure or consolidation of leased offices, and other related costs including legal and advisory services.

•Integration and rebranding costs: Represents charges incurred in connection with the acquisition and integration of Polycom such as system implementations, legal and accounting fees.

•Deferred compensation mark-to-market: Represents gains and losses driven by the remeasurement of assets and liabilities associated with the Company’s deferred compensation plans. Gains and losses on plan liabilities are recognized within operating expenses, while the offsetting gains and losses on plan assets are recognized within other income (loss).

•Gain (loss) on litigation settlements: The Company may be involved in various litigation, claims and proceedings that result in payments or recoveries from such proceedings. The related gains and losses incurred are excluded as they are not reflective of ongoing operations.

•Other adjustments: Immaterial charges and benefits including certain executive transition costs.

•Income tax effects: Represents the tax effects of the above non-GAAP adjustments and other adjustments depending on the nature of the underlying items. The exclusion of the above-mentioned items eliminates the effect of certain non-recurring and unusual tax items that do not necessarily reflect the Company’s long-term operations.

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended		Nine Months Ended
	December 26,	December 28,	December 26,	December 28,
	2020	2019	2020	2019

GAAP Net revenues	$484,685	$384,471	$1,251,375	$1,293,947
Deferred revenue purchase accounting	3,289	7,131	12,608	27,815
Non-GAAP Net revenues	$487,974	$391,602	$1,263,983	$1,321,762

GAAP Gross profit	$226,657	$143,846	$563,736	$562,563
Purchase accounting amortization	16,459	30,819	51,873	91,535
Deferred revenue purchase accounting	3,289	7,131	12,608	27,815
Consumer optimization	—	10,415	—	10,415
Stock-based compensation	799	1,019	2,374	2,994
Integration and rebranding costs	—	100	—	1,169
Non-GAAP Gross profit	$247,204	$193,330	$630,591	$696,491
Non-GAAP Gross profit %	50.7%	49.4%	49.9%	52.7%

GAAP Research, development, and engineering	$54,150	$53,769	$156,327	$170,708
Stock-based compensation	(3,441)	(4,584)	(10,740)	(12,516)
Integration and rebranding costs	—	(538)	—	(2,439)
Other adjustments	—	—	—	(542)
Non-GAAP Research, development, and engineering	$50,709	$48,647	$145,587	$155,211

GAAP Selling, general, and administrative	$129,641	$144,978	$361,892	$457,004
Purchase accounting amortization	(14,195)	(15,278)	(42,585)	(45,834)
Stock-based compensation	(7,246)	(8,299)	(17,995)	(25,989)
Deferred compensation mark to market	(1,632)	—	(2,346)	—
Integration and rebranding costs	—	(8,039)	—	(42,288)
Other adjustments		—	(4)	—
Non-GAAP Selling, general, and administrative	$106,568	$113,362	$298,962	$342,893

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended		Nine Months Ended
	December 26,	December 28,	December 26,	December 28,
	2020	2019	2020	2019

GAAP Operating expenses	$197,768	$220,471	$585,257	$673,646
Purchase accounting amortization	(14,195)	(15,278)	(42,585)	(45,834)
Stock-based compensation	(10,687)	(12,883)	(28,735)	(38,505)
Restructuring and other related charges	(13,977)	(21,724)	(49,477)	(47,096)
Deferred compensation mark to market	(1,632)	—	(2,346)	—
Integration and rebranding costs	—	(8,577)	—	(44,727)
Loss, net from litigation settlements	—	—	(17,561)	—
Other adjustments	—	—	(4)	620
Non-GAAP Operating expenses	$157,277	$162,009	$444,549	$498,104

GAAP Operating income (loss)	$28,889	$(76,625)	$(21,521)	$(111,083)
Purchase accounting amortization	30,654	46,097	94,458	137,369
Stock-based compensation	11,486	13,902	31,109	41,499
Restructuring and other related charges	13,977	21,724	49,477	47,096
Deferred revenue purchase accounting	3,289	7,131	12,608	27,815
Deferred compensation mark to market	1,632	—	2,346	—
Consumer optimization	—	10,415	—	10,415
Loss, net from litigation settlements	—	—	17,561	—
Integration and rebranding costs	—	8,677	—	45,896
Other adjustments	—	—	4	(620)
Non-GAAP Operating income	$89,927	$31,321	$186,042	$198,387

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended			Nine Months Ended
	December 26,		December 28,	December 26,		December 28,
	2020		2019	2020		2019
GAAP Net income (loss)	$20,113		$(78,483)	$(68,307)		$(149,264)
Purchase accounting amortization	30,654		46,097	94,458		137,369
Stock-based compensation	11,486		13,902	31,109		41,499
Restructuring and other related charges	13,977		21,724	49,477		47,096
Deferred revenue purchase accounting	3,289		7,131	12,608		27,815
Consumer optimization	—		10,415	—		10,415
Deferred compensation mark to market	49		—	84		—
Loss, net from litigation settlements	—		—	17,561		—
Integration and rebranding costs	—		8,677	—		45,896
Other adjustments	—		—	8		(620)
Income tax effect of above items	(2,175)		(17,021)	(15,746)		(45,015)
Income tax effect of unusual tax items	(15,291)	1	(482)	(7,422)	1	(2,001)
Non-GAAP Net income	$62,102		$11,960	$113,830		$113,190

GAAP Diluted earnings per common share	$0.48		$(1.97)	$(1.67)		$(3.78)
Purchase accounting amortization	0.73		1.16	2.28		3.46
Stock-based compensation	0.27		0.35	0.75		1.04
Restructuring and other related charges	0.33		0.54	1.20		1.19
Deferred revenue purchase accounting	0.08		0.18	0.30		0.70
Consumer optimization	—		0.26	—		0.26
Loss, net from litigation settlements	—		—	0.42		—
Integration and rebranding costs	—		0.22	—		1.15
Deferred compensation mark to market	—		—	0.01		—
Other adjustments	—		—	—		(0.01)
Income tax effect	(0.42)		(0.44)	(0.54)		(1.19)
Effect of anti-dilutive securities	—		—	—		0.03
Non-GAAP Diluted earnings per common share	$1.47		$0.30	$2.75		$2.85

Shares used in diluted earnings per common share calculation:
GAAP	42,184		39,784	40,894		39,535
Non-GAAP	42,184		39,870	41,347		39,731

1
Income tax effect of unusual tax items: Excluded amounts primarily represent the impact of statutory tax rate changes on net deferred tax assets related to intellectual property in the Netherlands enacted during the third quarter of fiscal 2021 and amortization of intellectual property, impact of valuation allowance, and the release of tax reserves during the first quarter of fiscal 2020.

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended					Twelve Months Ended
	December 28	March 28,	June 27,	September 26,	December 26,	December 26,
	2019	2020	2020	2020	2020	2020
GAAP Net income (loss)	$(78,483)	$(662,820)	$(75,015)	$(13,405)	$20,113	$(731,127)
Tax provision	(19,708)	(37,995)	(3,177)	3,013	(7,045)	(45,204)
Interest expense	22,533	22,378	21,184	18,581	18,417	80,560
Other income and expense	(967)	562	(224)	(1,366)	(2,596)	(3,624)
Deferred revenue purchase accounting	7,131	6,138	5,082	4,237	3,289	18,746
Consumer optimization	10,415	—	—	—	—	—
Integration and rebranding costs	8,677	2,321	197	—	—	2,518
Stock-based compensation	13,902	15,596	9,360	10,263	11,486	46,705
Restructuring and other related charges	21,724	7,080	29,330	6,170	13,977	56,557
Impairment charges	—	648,231	—	—	—	648,231
Loss, net from litigation settlements	—	—	17,561	—	—	17,561
Deferred compensation mark to market	—	—	—	714	1,632	2,346
Other adjustments	—	419	—	(185)	—	234
Depreciation and amortization	57,556	57,632	43,400	40,971	40,510	182,513
Adjusted EBITDA	$42,780	$59,542	$47,698	$68,993	$99,783	$276,016